UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 26, 2011

Hardinge Inc.

(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of	Commission file number	(I.R.S. Employer
incorporation or organization)		Identification No.)

One Hardinge Drive, Elmira, NY 14902
(Address of principal executive offices) (Zip Code)

(607) 734-2281
(Registrant’s telephone number including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement.

On July 26, 2011, Hardinge Machine Tools B.V., Taiwan Branch, an indirect wholly owned subsidiary of Hardinge Inc. incorporated under the laws of the Netherlands, entered into an unsecured general credit facility agreement with Mega International Commercial Bank Co., Ltd. (the “Bank”).   This agreement provides a $12.0 million facility, or its equivalent in other currencies, for working capital, raw material purchases, and export business purposes.  This credit facility charges interest at the Bank’s current base rate of 2.75%, which is subject to change by the Bank based on market conditions. It carries no commitment fees on unused funds.  This credit facility matures on May 30, 2012. This new agreement replaces a $10.0 million facility provided by the Bank with substantially similar terms.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARDINGE INC.
Registrant

Date: August 1, 2011	By:	/S/ EDWARD J. GAIO
Edward J. Gaio
Vice President and Chief Financial Officer
(Principal Financial Officer)

Date: August 1, 2011	By:	/S/ DOUGLAS J. MALONE
Douglas J. Malone
Corporate Controller and Chief Accounting Officer
(Principal Accounting Officer)